Exhibit 23.11

CONSENT OF VICKI SCHARNHORST

The undersigned, Vicki Scharnhorst, hereby states as follows:

I, Vicki Scharnhorst, assisted with the preparation of the “NI 43-101Technical Report Preliminary Economic Assessment of Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico” effective date February 8, 2013, issue date March 4, 2013 for Vista Gold Corp. (the “Company”) (the “Technical Report”) portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-172826, 333-180154 and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the Technical Report and the reference to my name as set forth above in the Form 10-K.

Date: March 17, 2014	By:	/s/ Vicki Scharnhorst

Name: Vicki Scharnhorst